STAT E OF NEVADA

ROSS MILLER

Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701-4069

SCOTT W. ANDERSON

Telephone (775) 684-5708

Deputy Secretary

Fax (775) 684-7138

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

SHEILA SECK

Job:C20110520-0221

7285 WEST 132ND ST STE 240

May 24, 2011

OVERLAND PARK, KS 66213

Special Handling Instructions:

Email out 5-24-2011 amended and restated articles. ras

Charges

Description

Document Number

Filing Date/Time

Qty

Price

Amount

Amended & Restated Articles      20110375277-15

5/19/2011 8:04:34 AM

1

$175.00

$175.00

Total

$175.00

Payments

Type

Description

Amount

Credit

091676|11052489313402

$175.00

Total

$175.00

Credit Balance:  $0.00

Job Contents:

File Stamped Copy(s):

1

SHEILA SECK

7285 WEST 132ND ST STE 240

OVERLAND PARK, KS 66213